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                                                                     Exhibit 3.8

        ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF GR-MONTANA

                               SECRETARY OF STATE

                                STATE OF MONTANA



                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION


I, MIKE COONEY, Secretary of State of the State of Montana, do hereby certify that the Articles of Amendment to the Articles of Incorporation of GOLD RESERVE CORPORATION, a Montana profit corporation, duly executed pursuant to the provisions of Section 35-1-230, Montana Code Annotated, has been received in my office and conforms to law.


NOW, THEREFORE, I, MIKE COONEY, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Certificate of Amendment to the Certificate of Incorporation of GOLD RESERVE CORPORATION, a Montana profit corporation, and attach hereto a copy of the Articles of Amendment to the Articles of Incorporation.





                                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Montana, at Helena, the Capital, this June 21, A.D. 1993.



                                  MIKE COONEY
                                  Secretary of State

(GREAT SEAL)

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                              ARTICLES OF AMENDMENT
                                       OF
                            GOLD RESERVE CORPORATION


            Pursuant to Section 35-1-230 of the Montana Business Corporation Act, the following Articles of Amendment to Articles of Incorporation are submitted for filing:

                                    ARTICLE A

            The name of this corporation is Gold Reserve Corporation (the "Corporation").

                                    ARTICLE B

            The amendments to the Articles of Incorporation as adopted, and as heretofore amended, are as follows:

            (a) The Articles of Incorporation as adopted and as heretofore amended are cancelled in their entirety; and

            (b) There is substituted, in lieu of such cancelled Articles of Incorporation, new Articles of Incorporation reading in their entirety as follows:

                       "AMENDED ARTICLES OF INCORPORATION
                                       OF
                            GOLD RESERVE CORPORATION

                                    ARTICLE I

                               Name of Corporation

            The name of this corporation is GOLD RESERVE CORPORATION.

                                   ARTICLE II

                                    Duration

            This corporation's duration shall be perpetual.

                                   ARTICLE III

                                     Purpose

            The purpose for which this corporation is organized and its powers are to acquire, explore and commercially develop mining properties and, in general, carry on any lawful business for which corporations may be incorporated under the laws of the State of Montana, and which this corporation may deem proper or convenient, or which may be calculated to promote directly or indirectly the interests of this corporation or to enhance the value of its property or business, even though such business may not be included in the purposes and powers expressed, and to exercise all of the powers conferred by the laws of the State of Montana under which this corporation is formed, as such laws are now in effect or as they may be amended at any time in the future.

                                   ARTICLE IV

                     Registered Office and Registered Agent

            The address of the registered office of this corporation is 301 First National Bank Building, 6th Street and Last Chance Gulch, Helena, Montana 59524. The name of the registered agent at such address is CSC of Montana, Inc., a Montana corporation.

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                                    ARTICLE V

                                Authorized Shares

            The total number of shares of all classes of stock which this corporation shall have authority to issue is 30,000,000 shares, consisting of common stock, no par value per share (the "Common Stock").

            The designations, relative rights, preferences and limitations of the shares of Common Stock are as follows:

                        Voting. The holders of Common Stock shall at all times
            vote as one class. Except with respect to the election of directors of the corporation, each holder of record of Common Stock shall be entitled to one vote for each share held.
             With respect to the election of directors of the corporation, a holder of shares of Common Stock shall be entitled as a matter of right to cumulate his or her votes.

                        Dividends. Each issued share of Common Stock shall
            entitle the holder thereof to receive dividends (whether payable in cash, stock or otherwise), when, as and if declared by the board of directors of this corporation out of funds legally available therefore.

                        Liquidation, Dissolution or Winding Up. In the event of
            any liquidation, dissolution or winding up of the affairs of this corporation, whether voluntary or involuntary, each issued share of Common Stock shall entitle the holder thereof to receive ratably and equally all the assets and funds of this corporation available for distribution to its shareholders, whether from capital or surplus.

                        Merger, Consolidation, Etc. Upon the merger or
            consolidation of this corporation (in a merger or consolidation in which shareholders of this corporation receive cash or securities of any other person or entity upon such merger or consolidation), or upon the sale or other disposition of all or substantially all of the properties and assets of this corporation as an entirety to any person or entity, the aggregate consideration therefore payable to the shareholders of this corporation, if any, shall be distributed as if such merger, consolidation, sale or other disposition were a distribution in liquidation, dissolution or winding up of the affairs of this corporation.

                        No Preemptive Rights. A holder of shares of Common Stock
            shall not be entitled as a matter of right to preemptive rights to acquire additional shares of capital stock of this corporation.

                                   ARTICLE VI

                                    Directors

            The number, qualifications, terms of office, manner of election, time and place of meetings, powers and duties of directors of this corporation shall be prescribed by the bylaws of this corporation. Directors shall serve until the next annual meeting of shareholders or until their successors are elected and qualified.

                                   ARTICLE VII

                                     Bylaws

            The board of directors shall have full power to adopt, alter, amend or repeal the bylaws of this corporation or adopt new bylaws, subject to repeal or change by action of the shareholders. Nothing herein shall deny the concurrent power of the shareholders to alter, amend, or repeal the bylaws or adopt new bylaws.

                                  ARTICLE VIII

                              Amendment to Articles

            This corporation reserves the right to amend, alter, change or repeal any provisions contained in Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of this corporation are granted subject to this reservation."

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                                    ARTICLE C

            The amendment provides for no exchange, classification or cancellation of issued shares.

                                    ARTICLE D

            The amendments were adopted on June 17, 1993, at the annual meeting of the Corporation's shareholders. As of the record date for the determination of the shareholders of the Corporation entitled to notice of, and to vote at, such meeting, there were 9,988,414 issued shares of the Corporation's common stock. Shareholders owning 7,184,145 of such issued shares voted for the amendments; shareholders owning 57,399 of such issued shares voted against the amendments; and shareholders owning 14,940 of such issued shares abstained from voting.

            IN WITNESS WHEREOF, the Corporation has duly caused these Articles of Amendment to be executed on this 17th day of June, 1993.

                                      GOLD RESERVE CORPORATION

                                      By:         / s / William B. Bantz
                                         -------------------------------
                                      William B. Bantz,
                                      its Secretary




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